STOCK NOTIFICATION AND AWARD AGREEMENT

Optionee :
Grant Type :
Grant ID :
Grant Date :
Award Amount :
Exercise Price :
Vest Schedule :
Accept By Date :

GRANT OF NONQUALIFIED STOCK OPTIONS

THIS AGREEMENT, made as of __________ (the “Grant Date”), between Acuity Brands, Inc., a Delaware corporation (the “Company”), and ________________ (the “Optionee”).
WHEREAS, the Company maintains the 2012 Omnibus Stock Incentive Compensation Plan (the “Plan”), in order to provide additional incentives to select employees and members of the Board of Directors of the Company and its Subsidiaries; and
WHEREAS, the Optionee performs services for the Company and/or one of its Subsidiaries; and
WHEREAS, the Company and Optionee have determined that All awards of Stock Options designated as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), whether unvested or vested, shall be subject to the Company's Incentive-Based Compensation Recoupment Policy; and,
WHEREAS, the Company and Optionee have determined that Optionee shall enter into certain confidentiality, inventions, non-solicitation and non-competition provisions, which are attached to the Optionee’s /$GrantDate$/ Restricted Stock Award Agreement as Exhibit A and incorporated herein by reference, in consideration for receipt of the Nonqualified Stock Option award pursuant hereto, continued employment, and other good and valuable consideration, and;
WHEREAS, the Committee responsible for administration of the Plan has determined to grant the Option to the Optionee as provided herein.
NOW, THEREFORE, the parties hereto agree as follows:
1.    Grant of Option.
1.1    The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of /$AwardsGranted/$ whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan.
1.2    The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.
1.This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
2.The Option is conditioned upon Optionee’s execution of this Agreement and the terms of the confidentiality, inventions, non-solicitation and non-competition provisions attached to the Optionee’s Restricted Stock

Award Agreement as Exhibit A and incorporated herein by reference. If the Agreement and the /$GrantDate$/ Retricted Stock Award (including Exhibit A) are not accepted by the Optionee in the manner and within the time period specified by the Company, the Option may be canceled by the Committee.
2.    Purchase Price.
The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be /$GrantPrice$/ per Share.
3.    Duration of Option.
The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the “Exercise Term”); provided, however, that the Option may be earlier terminated as provided in Sections 1.4 and 6 hereof.
4.    Vesting and Exercisability of Option.
The Option shall vest, and may be exercised, with respect to the Shares as set forth in the Optionee Statement attached hereto and made a part hereof, subject to earlier termination of the Option as provided in Sections 1.4 and 6 hereof or in the Plan. The right to purchase the Shares as they become vested shall be cumulative and shall continue during the Exercise Term unless sooner terminated as provided herein.
5.    Manner of Exercise and Payment.
5.1    Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by either (i) delivery of written or electronic notice to the Company, at its principal executive office or (ii) online notice given to an online broker with which the Company has made arrangement for the exercise of employee stock options, which notice satisfies the form and conditions set forth in such arrangement, which shall be provided to the Grantee from time to time. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and, if delivered in writing to the Company, shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.
1.The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for any Shares purchased pursuant to the exercise of an Option and shall be paid in full upon such exercise, (i) in cash, by check, by transferring Shares to the Company, by attesting to the ownership of Shares, upon such terms and conditions as may be acceptable to the Committee, or by net settlement of the Option in the manner determined by the Committee, or (ii) by such arrangement as is made by the Company with the designated online broker. Any Shares the Optionee transfers to the Company or attests to owning as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option.
5.3    Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to Section 16 of the Plan, take such action as may be necessary to affect the transfer to the Optionee of the number of Shares as to which such exercise was effective.
5.4    The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

6.    Termination of Employment.
6.1    In General.
If the employment of the Optionee with the Company and its Subsidiaries shall terminate for any reason, other than for the reasons set forth in Sections 6.2 and 7.2 below or as otherwise provided in a severance agreement with Grantee, the Option shall continue to be exercisable (to the extent the Option was vested and exercisable on the date of the Optionee’s termination of employment) at any time within three (3) months after the date of such termination of employment, but in no event after the expiration of the Exercise Term.
6.2    Termination of Employment Due to Death, Disability, or Retirement.
If the Optionee’s termination of employment is due to death, Disability, or Retirement (termination on or after age 65), or if Optionee terminates employment after age 55, the following shall apply:

(a)
Termination Due To Death. In the event the Optionee dies while actively employed, the Option shall become immediately and fully exercisable, and shall remain exercisable at any time prior to the end of the Exercise Term, or for one (1) year after the date of death, whichever period is shorter, by (A) a Permitted Transferee (as defined in Section 8 below), if any, or such person(s) that have acquired the Optionee’s rights under such Options by will or by the laws of descent and distribution, or (B) if no such person described in (A) exists, the Optionee’s estate or representative of the Optionee’s estate.

(a)
Termination by Disability. In the event the employment of the Optionee is terminated by reason of Disability, the Option shall become immediately and fully exercisable as of the date the Committee determines the Optionee terminated for Disability and shall remain exercisable at any time prior to the end of the Exercise Term, or for one (1) year after the date of termination, whichever period is shorter.

(b)
Termination by Retirement. In the event the employment of the Optionee is terminated by reason of Retirement, all outstanding unvested Options shall expire, and any Options vested as of Optionee’s date of Retirement shall remain exercisable at any time prior to the end of the Exercise Term, or for five (5) years after the date of termination, whichever period is shorter. In the event of the Optionee’s death after Retirement, the vested Options shall be exercisable in accordance with this subsection (c) and the Option shall be exercisable by the persons described in (a) above.

(d)
Termination After Attaining Age 55. If the Optionee terminates employment (other than as a result of death or Disability) after attaining age 55 but prior to age 65, all outstanding unvested Options shall expire, and any Options vested as of Optionee’s date of termination shall, unless the Committee determines otherwise at the time of such termination, remain exercisable at any time prior to the end of the Exercise Term, or for five (5) years after the date of termination, whichever period is shorter. In the event of the Optionee’s death after terminating after age 55, the Option shall be exercisable in accordance with this subsection (d) and the Option shall be exercisable by the persons described in (a) above.

7.    Effect of Change in Control.
7.1    Notwithstanding anything contained to the contrary in this Agreement, in the event of a Change in Control, the Option shall become immediately and fully exercisable, and the Committee, in its discretion, may terminate the Option, provided that at least 30 days prior to the Change in Control, the Committee notifies the Optionee that the Option will be terminated and provides the Optionee, at the election of the Committee, (i) the right to receive immediately a cash payment in an amount equal to the excess, if any, of (A) the greater of (x) the Fair Market Value on the date preceding the date of surrender, of the shares subject to the Option or portion of the Option surrendered, or (y) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered, over (B) the aggregate purchase price for such Shares under the Option; or (ii) the right to exercise all Options (including the Options vested as a result of the Change in Control) immediately prior to the Change in Control.
7.2    If the Options remain outstanding after the Change in Control and if the employment of the Optionee is terminated within two (2) years following a Change in Control, all vested Options shall continue to be exercisable at any time within five (5) years after the date of such termination of employment, but in no event after expiration of the Exercise Term.
8.    Transferability.
The Option shall not be transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Option may be transferred, in whole or in part, without consideration, by written instrument signed by the Optionee, to any members of the immediate family of the Optionee (i.e., spouse, children, and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members (the “Permitted Transferees”). Appropriate evidence of any such transfer to the Permitted Transferees shall be delivered to the Company at its principal executive office. If all or part of the Option is transferred to a Permitted Transferee, the Permitted Transferee’s rights hereunder shall be subject to the same restrictions and limitations with respect to the Option as the Optionee. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee, or if applicable, by the Permitted Transferees.
9.    No Right to Continued Employment.
Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company or a Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate the Optionee’s employment at any time.
10.    Adjustments.
In the event of a Change in Capitalization, the Committee shall make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Committee’s adjustment shall be made in accordance with the provisions of Section 10 of the Plan and shall be effective and final, binding, and conclusive for all purposes of the Plan and this Agreement.
All awards of Stock Options designated as "performance-based compensation" within the meaning of Code Section 162(m), whether unvested or vested, shall be subject to the Company's Incentive-Based Compensation Recoupment Policy (the "Recoupment Policy"), such that any award that was made to a Grantee, who is deemed a "Covered Employee" under the Recoupment Policy, within the three (3) year period preceding the date on which the Company announces that it will prepare an accounting restatement under the Recoupment Policy shall be subject to deduction, clawback or forfeiture, as applicable.

11.    Withholding of Taxes.
The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state, and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Option. If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the “Tax Election”) to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value equal to the Withholding Taxes, provided that, if the Optionee may be subject to liability under Section 16(b) of the Exchange Act, the election must comply with the requirements applicable to Share transactions by such Optionees.

12.    Employee Bound by the Plan.
The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.
13.    Modification of Agreement.
This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by mutual agreement of the parties in writing.
14.    Severability.
Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
15.    Governing Law.
The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of Delaware without giving effect to the conflicts of laws principles thereof.
16.    Successors in Interest.
This Agreement shall inure to the benefit of and be binding upon each successor corporation. This Agreement shall inure to the benefit of the Optionee’s legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon the Optionee’s heirs, executors, Permitted Transferees, administrators, and successors.
17.    Resolution of Disputes.
Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction, or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding, and conclusive on the Optionee and the Company for all purposes.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.